UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
Exagen Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PROXY STATEMENT SUPPLEMENT
EXAGEN INC.
1261 Liberty Way
Vista, California 92081
The following Notice of Change of Location relates to the proxy statement of Exagen Inc. (the “Company”), dated April 28, 2023, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on Friday, June 9, 2023. This Notice of Change of Location is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about May 24, 2023.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT

Notice of Change of Location of
Annual Meeting of Stockholders
To Be Held on June 9, 2023

May 24, 2023

Dear Stockholder:

We are providing this notice to inform you that Exagen Inc. has changed the location of its upcoming 2023 Annual Meeting of Stockholders, to be held on Friday, June 9, 2023 at 8:00 a.m. Pacific Time, to:

Offices of Mintz, Levin, Cohn, Ferris, Glovsky, and Popeo, P.C.
3580 Carmel Mountain Road, Suite 300
San Diego, CA 92130

There is no change to the proposals to be presented to our stockholders for consideration at the Annual Meeting of the Stockholders.

Sincerely,

/s/ Kamal Adawi
Kamal Adawi
Chief Financial Officer

May 24, 2023

Important Notice Regarding the Availability of Proxy Materials for the 2023 Annual Meeting of Stockholders to Be Held on June 9, 2023: The Notice of 2023 Annual Meeting of Stockholders, Proxy Statement for the 2023 Annual Meeting and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 are available on our proxy website (www.proxydocs.com/XGN).